SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of report (Date of earliest event reported): August 29, 2006

                        Biggest Little Investments L.P.
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            (Exact name of registrant as specified in its charter)



         Delaware                     0-16856                 13-3368726
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(State or other jurisdic-    (Commission File Number)   (IRS Employer Identi-
 tion of incorporation or                                   fication No.)
     organization)



      1175 West Moana Lane
          Reno, Nevada                                           89509
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(Address of principal executive                                (Zip Code)
           offices)

                                (775) 825-3355
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             (Registrant's telephone number, including area code)


             ---------------------------------------------------
         (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Ruled 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))



ITEM 8.01.  Other Events.

     On Tuesday, August 29, 2006, the tender offer (the "Offer") commenced by Ben Farahi on June 6, 2006 for an aggregate of up to 65,000 units of limited partnership interest (the "Units") of Biggest Little Investments, L.P. (the "Partnership") at a price of $140 per Unit expired. Mr. Farahi is the manager of Maxum, LLC, the general partner of the Partnership. The Offer resulted in the tender by limited partners, and purchase by Mr. Farahi, of 8,821 Units. As a result of such purchases, Mr. Farahi beneficially owns 49,797 Units, constituting approximately 27.5% of the outstanding Units, in addition to 61,268 Units of which he disclaims beneficial ownership.





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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 5th day of September, 2006.


                                Biggest Little Investments L.P.

                                By:  Maxum LLC
                                     Its General Partner


                                     By:  /s/ Ben Farahi
                                     -------------------
                                              Ben Farahi
                                                 Manager